                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2000 relating to the consolidated financial statements of Turbochef, Inc. (the Company) included in the Company's Form 10-K for the year ended December 31, 1999.

/s/ Arthur Andersen LLP

Dallas, Texas
February 8, 2002